UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2021
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement

On May 21, 2021, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, entered into a Purchase Agreement (the “Agreement”) with Hines Atlas US LP, a Delaware limited partnership (such entity and any affiliate successor thereof, “Buyer”).  The Agreement provides that, contingent on approval by the California Public Utilities Commission (the “CPUC”), the Utility will sell to Buyer the property on current office space generally located at 25 Beale Street, 77 Beale Street, 215 Market Street, 245 Market Street and 50 Main Street, San Francisco, California 94105, and associated properties owned by the Utility (the “Property”).  The sale under the Agreement would take place 10 business days after CPUC approval of the sale but in no event prior to August 15, 2021.  The purchase price will be $800,000,000 subject to customary prorations and adjustments under the Agreement.  Buyer will deposit $20,000,000 into escrow to serve as liquidated damages in the event of certain breaches by Buyer.

The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which (in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission (the “SEC”)) is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01 Entry into a Material Definitive Agreement

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Purchase Agreement, by and between Pacific Gas and Electric Company and Hines Atlas US LP, dated May 21, 2021

Exhibit Number	Description
10.1(1)(2)	Purchase Agreement, by and between Pacific Gas and Electric Company and Hines Atlas US LP, dated May 21, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document
(1)       In accordance with Item 601(a)(5) of Regulation S-K, certain schedules (or similar attachments) to this exhibit have been omitted from this filing.  Such omitted schedules (or similar attachments) include information relating to the Property. The registrants will provide a copy of any omitted schedule to the SEC or its staff upon request.
(2)       In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain provisions or terms of the Agreement have been redacted.  Such redacted information includes information about the Property.  The registrants will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to statements regarding the transactions contemplated by the Agreement.  These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties.  In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2020, their most recent quarterly report on Form 10-Q for the quarter ended March 31, 2021, and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: May 24, 2021	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: May 24, 2021	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, General Counsel and Corporate Secretary